Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-144040) pertaining to the OPKO Health, Inc. 2007 Equity Incentive Plan of our reports dated March 12, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of OPKO Health, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 12, 2009